Exhibit 15.1

ALLBRIGHT LAW OFFICES

——————— SHANGHAI ———————

(上海市锦天城律师事务所)

Hong Kong Plaza 28th Floor

No. 283 Huaihai Middle Road

Shanghai, P. R. China 200021

Telephone: (86 21) 2326-1888; Facsimile: (86 21) 2326-1999

Website: www.allbrightlaw.com

April 17, 2013

Taomee Holdings Limited

16/F, Building No. A-2, No. 1528 Gumei Road

Xuhui District, Shanghai 200233

People’s Republic of China

Dear Sirs,

We consent to the reference to our firm under the heading of “Key Information - Risk Factors” included in Taomee Holdings Limited’s Annual Report on Form 20-F for the fiscal year ended December 31, 2012, which will be filed by Taomee Holdings Limited with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 in the month of April 2013.

Yours faithfully,

/s/ Allbright Law Offices
Allbright Law Offices